Exhibit 99.1

Micron Updates First Quarter Fiscal 2024 Guidance

BOISE, Idaho, Nov. 28, 2023 – Micron Technology, Inc. (Nasdaq: MU) (the “Company”) today announced that it is updating its revenue, gross margin, operating expense, and EPS guidance for the first quarter of fiscal 2024, which ends Nov. 30, 2023. The Company previously guided revenue of $4.4 billion ± $200 million and non-GAAP gross margins of (4.0%) ± 2%. As a result of improved supply and demand balance and improved pricing, the Company today announced that it expects revenue will approach $4.7 billion and non-GAAP gross margins will approach breakeven for the first quarter of fiscal 2024. The Company announced additional updates as set forth in the tables below.

Micron President and Chief Executive Officer Sanjay Mehrotra and Executive Vice President and Chief Financial Officer Mark Murphy will share further updates in a fireside chat at the 2023 UBS Global Technology Conference in Scottsdale, Arizona scheduled to take place at 7:35 a.m. Mountain time on Nov. 28, 2023.

The live webcast and subsequent replay of the event can be accessed from Micron’s Investor Relations website at http://investors.micron.com.

	Previous Guidance				Updated Guidance
	GAAP Outlook	Adjustments		Non-GAAP Outlook	GAAP Outlook	Adjustments		Non-GAAP Outlook
Revenue	$4.4B ± $200M	—		$4.4B ± $200M	Approaching $4.7B	—		Approaching $4.7B
Gross margin	(6.0%) ± 2.0%	2%	A	(4.0%) ± 2.0%	(2.5%) to (2.0%)	2%	A	(0.5%) to 0.0%
Operating expenses	$1.01B ± $15M	$113M	B	$900M ± $15M	Approximately $1.10B	$113M	B	Approximately $990M
Diluted earnings (loss) per share(1)	($1.24) ± $0.07	$0.17	A, B, C	($1.07) ± $0.07	Approximately ($1.17)	$0.17	A, B, C	Approximately ($1.00)

Non-GAAP Adjustments (in millions)
A	Stock-based compensation – cost of goods sold	$66
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	69
B	Stock-based compensation – sales, general, and administrative	44
C	Tax effects of the above items and other tax adjustments	(1)
		$182

(1)	GAAP and non-GAAP earnings (loss) per share based on approximately 1.10 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook, with a non-GAAP tax assumption consistent with previously provided guidance of $80 million. The guidance does not incorporate the impact of any potential balance sheet valuation adjustments, tax-related adjustments, or other adjustments to be made in connection with finalizing our quarterly results. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2023 Micron Technology, Inc. All rights reserved. Information, products, and/or specifications are subject to change without notice. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents the Company files with the Securities and Exchange Commission, specifically its most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the Company’s actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at https://investors.micron.com/risk-factor. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results.

Micron Media Relations Contact

Erica Pompen

Micron Technology, Inc.

+1 (408) 834-1873

epompen@micron.com

Micron Investor Relations Contact

Satya Kumar

Micron Technology, Inc.

satyakumar@micron.com